FUNDING AGREEMENT
                                -----------------

                  THIS FUNDING AGREEMENT (the "Agreement"), is dated as of June 14, 2000 by and between Voice & Data Communications (Latin America), Inc., a Delaware corporation (the "Sub"), and VDC COMMUNICATIONS, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to a Merger Agreement by and among the Company, the Sub, Rare Telephony, Inc., a Nevada corporation (f/k/a Washoe Technology Corporation) ("Rare Telephony"), and the holders of all of the outstanding shares of common stock of Rare Telephony dated May 25, 2000, as amended, (the "Merger Agreement"), Rare Telephony merged with and into the Sub (the "Merger") for shares of common stock of the Company;

         WHEREAS, the terms of the Merger Agreement provided for the execution of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Establishment of Accounts.
         --------------------------

         (a) The Sub shall open up a bank account (or, in its sole discretion, a money market fund account) the purpose of which shall be to hold certain funds which shall be used exclusively to fund the business operations of Sub and Cash Back Rebates LD.com, Inc., a Delaware corporation (the "Cash Back Account"). The sole signatory on the Cash Back Account shall be Clayton F. Moran.

         (b) The Sub shall open up a bank account to hold certain funds the sole purpose of which is to fund the development of a robust web site for Free dot Calling.com, Inc. (the "Free Account"). The sole signatory on the Free Account shall be Clayton F. Moran.

2.       Funding of Accounts.
         --------------------

         (a) The Company has agreed to provide up to ONE MILLION DOLLARS AND NO/100 ($1,000,000.00) (the "Commitment") for the operations of Sub (and its predecessor Rare Telephony) and Cash Back Rebates LD.com, Inc., a Delaware corporation ("Cash Back"). As of the date of this Agreement, in partial satisfaction of the Commitment, the Company has loaned to Rare Telephony and Cash Back, SIX HUNDRED THOUSAND DOLLARS AND NO/100 ($600,000.00) (the "Prior Loans"). Within five (5) business days of the "Effective Time" of the Merger (as defined in the Merger Agreement), the Company shall deposit in the Cash Back Account, FOUR HUNDRED THOUSAND DOLLARS AND NO/100 ($400,000.00) in full satisfaction of the Commitment.

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

         (b) The Company has committed to providing ONE HUNDRED THOUSAND DOLLARS AND NO/100 ($100,000.00) (the "Free Commitment") to the Sub for the development of a robust web site for Free. Within five (5) business days of the Effective Time of the Merger, the Company shall deposit ONE HUNDRED THOUSAND DOLLARS AND NO/100 ($100,000.00) into the Free Account in full satisfaction of the Free Commitment.

         (c) The "Effective Time" of the Merger for purposes of this Agreement shall be the Effective Time indicated on an Effective Time Certificate executed by the Company at the closing of the Merger.

         (d) Notwithstanding the foregoing, prior to the Company having any obligation to deposit any funds in either the Cash Back Account or the Free Account, Sub shall execute a promissory note in the form attached hereto as Exhibit "A" for the full amount to be funded in both the Cash Back Account and the Free Account. The note shall have a maturity date of four (4) years after the Effective Time and shall provide for an interest rate of 8% per annum. Additionally, Sub, Cash Back and Free shall execute any other documents reasonably requested by the Company in connection with the funding of the Cash Back Account and the Free Account. Without limiting the generality of the foregoing, it is understood and agreed by the parties hereto, that the documents referenced in the preceding sentence may include guarantees and that the Company, at any time in the Company's sole discretion, may require that the Sub, Cash Back, and/or Free (in the Company's sole discretion) execute a Security Agreement and a UCC-1 covering all items that the Company views as necessary or reasonable to protect the indebtedness of Sub to the Company.

3.       Disbursement of the Funds in the Cash Back Account.
         ---------------------------------------------------

         (a) The funds in the Cash Back Account shall be used to pay for the normal and customary business expenses of Cash Back including but not limited to the expenses listed on Exhibit "B" hereto and incorporated herein by reference.

         (b) The funds in the Cash Back Account shall not be used to pay for extraordinary and non-customary business or other expenses including, but not limited to, payments to employees outside the terms of an employee's employment agreement, loans or advances to employees, and other similar expenditures. Without limiting the generality of the foregoing, it is agreed that the funds in the Cash Back Account shall not be used for any of the following purposes (unless otherwise approved in advance in writing by the Chief Executive Officer of the Company):

                  (1) To make any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other person or entity;

                  (2) To make any dividend or other distribution of any nature on account of or in respect of the shares of capital stock of Sub, Cash Back or Fee (collectively referred to as the "Rare Companies") or on account of the purchase, redemption, retirement or acquisition of said shares of capital stock (or warrants, options or rights therefor);

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

                  (3) To lease or purchase any new equipment in excess of $1,000 for use in the operations of any of the Rare Companies;

                  (4) To make a payment in settlement of any litigation, investigation, arbitration, or dispute to which any one of the Rare Companies is a party or of which any one of the Rare Companies (or its officers, directors, or employees) is aware as of the execution of this Agreement;

                  (5) To make any payment for any obligation, lien, liability, or indebtedness that is represented as not existing (whether by affirmative representation, omission of reference, or otherwise) in the Merger Agreement; or

                  (6) To pay more than 1/2 of the legal fees charged by Fuhro & Hanley or Walter E. Hanley, III, in connection with or arising out of the Merger or the Merger Agreement or the Exhibits or Schedules thereto.

         (c) Attached hereto as Exhibit "C" and incorporated herein by reference is an anticipated schedule of disbursements from the Cash Back Account.

         (d) The funds in the Cash Back Account shall be disbursed in accordance with the terms set forth in this Section 3. The funds in the Cash Back Account shall not be remitted to the Company unless, upon written direction from the Sub's Chief Executive Officer, said funds are remitted to the Company in repayment of either the Commitment or the Fee Commitment.

4.       Disbursements of the Funds in the Free Account.
         -----------------------------------------------

         The funds in the Free Account shall be used exclusively for the purpose of developing a robust web site for Free. The funds in the Free Account shall not be remitted to the Company unless, upon written direction from the Sub's Chief Executive Officer, said funds are remitted to the Company in repayment of either the Commitment or the Fee Commitment.

5.       Prior Loans.
         ------------

         On the Effective Time, the Sub shall execute a promissory note in the form attached hereto as Exhibit "A" for the full aggregate principal amount of the Prior Loans (the "New Note"). The New Note shall provide for an interest rate of 8% per annum and a maturity date of four years after the Effective Time. Upon execution of the New Note, the original documents documenting the Prior Loans shall be returned to Sub and all personal guarantees given in connection with the Prior Loans shall be canceled.

6.       Miscellaneous.
         --------------

         (a) The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. To be effective, any waiver must be contained in a written instrument signed by the party waiving compliance by the other party

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

of the term or covenant as specified. The waiver by either party of the breach of any term or covenant contained herein, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         (c) Sub shall not assign this Agreement to any other corporation, firm or person without the express and written prior consent of the Company. The Company may assign this Agreement without Sub's consent.

         (d) This Agreement may not be amended except by an instrument in writing, executed by both parties hereto.

         (e) If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason by an arbitrator or court of competent jurisdiction, such illegal, unenforceable, or invalid provisions or part(s) thereof shall be stricken from this Agreement and such provision shall not affect the legality, enforceability, or validity of the remainder of this section, then the stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

         (f) This Agreement may be executed in multiple counterparts each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by exchange of facsimile copies showing the signatures of the parties, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the Agreement requiring no further execution.

         (g) The recitals to this Agreement constitute part of this Agreement.

         (h) All notices, requests, instructions, consents and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed received (i) on the same day if delivered in person, by same-day courier or by telegraph, telex or facsimile transmission (receipt confirmed) (provided that telegraph, telex or facsimile notice shall be deemed received on the next business day if received after 5:00 p.m. Eastern Standard Time), (ii) on the next day if delivered by overnight mail or courier, or (iii) on the date indicated on the return receipt, or if there is no such receipt, on the third calendar day (excluding Sundays) if delivered by certified or registered mail, postage prepaid, to the party for whom intended to the following addresses (or to such other addresses and facsimile numbers as a party may designate by notice to the other party):

                  (1)      if to Sub at:

                           Frederick A. Moran


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

                           Voice & Data Communications (Latin America), Inc. 75 Holly Hill Lane
                           Greenwich,  CT  06830
                           Facsimile: (203) 552-0908

                           with a copy to:

                           Thomas J. Vrabel
                           657 Main Street, Suite 301
                           P.O. Box 9101
                           Passaic, NJ  07055-9101
                           Facsimile: (973) 779-7991

                  (2)      if to the Company at:

                           Frederick A. Moran
                           VDC Communications, Inc.
                           75 Holly Hill Lane
                           Greenwich,  CT  06830
                           Facsimile: (203) 552-0908

                           with a copy to:

                           Louis D. Frost, Esq.
                           VDC Communications, Inc.
                           75 Holly Hill Lane
                           Greenwich,  CT  06830
                           Facsimile: (203) 552-0908


         (i) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Connecticut applicable to contracts executed and to be performed entirely within said State. All controversies or claims arising out of or relating to this Agreement shall be determined by binding arbitration applying the laws of the State of Connecticut. The arbitration shall be conducted at the Company's offices in Greenwich, Connecticut, or at such other location designated by the Company, before the American Arbitration Association. The decision of the arbitrator(s) shall be final and binding upon the parties, and judgment may be obtained thereon in any court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties hereto unless the award otherwise provides. Nothing herein shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants and agreements set forth in this Agreement or otherwise to obtain specific performance of any such covenant or agreement, without the necessity of posting bond or security in connection therewith.

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

         (j) This Agreement shall not be construed more strictly against one party then against the other by virtue of the fact that drafts may have been prepared by counsel for one of the parties, it being recognized that this Agreement is the product of negotiations between the parties and that the parties have contributed to the final preparation of this Agreement.

         (k) Within ten (10) calendar days of receipt of a written request from the Company, Sub shall provide the Company with a statement (sworn to by the President or CEO of Sub before a Notary Public and signed by said Notary Public and said President or CEO) that, as of the date of said statement, Sub has complied with all material terms of this Agreement and has used the funds in accordance with Section 3 or Section 4, as the case may be.

         (l) Each party acknowledges that (i) it has carefully read this Agreement, (ii) it has had the assistance of legal counsel of its choosing (and such other professionals and advisors as it has deemed necessary) in the review and execution hereof, (iii) the meaning and effect of the various terms and provision hereof have been fully explained to it by such counsel, (iv) it has conducted such investigation, review and analysis as it has deemed necessary to understand the provisions of this Agreement and the transactions contemplated hereby, and (v) it has executed this Agreement of its own free will.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ATTEST:                                     COMPANY:

/s/ Louis D. Frost                          VDC COMMUNICATIONS, INC.
---------------------------
Signature

Louis D. Frost                              By:      /s/ Frederick A. Moran
---------------------------                    ---------------------------------
Print Name                                           Frederick A. Moran
                                                     Chief Executive Officer


ATTEST:                                     SUB:

                                            Voice & Data Communications
/s/ Clayton F. Moran                        (Latin America), Inc.
---------------------------
Signature

Clayton F. Moran                            By:      /s/ Frederick A. Moran
---------------------------                    ---------------------------------
Print Name                                           Frederick A. Moran
                                                     Chief Executive Officer



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